Exhibit 10.1

SIXTH AMENDMENT TO CREDIT AGREEMENT

Among

VANGUARD NATURAL GAS, LLC
(f/k/a NAMI HOLDING COMPANY, LLC),
as Borrower,

CITIBANK, N.A.,
as Administrative Agent and L/C Issuer,

and

CITIBANK, N.A.,
as Co-Lead Arranger, Sole Bookrunner
and Co-Syndication Agent,

and

BNP PARIBAS,
as Co-Lead Arranger and Co-Syndication Agent

and

THE LENDERS PARTY HERETO

Dated as of November 15, 2007

SIXTH AMENDMENT TO CREDIT AGREEMENT

SIXTH AMENDMENT TO CREDIT AGREEMENT executed on November 30, 2007 to be effective as of November 15, 2007 (this “Sixth Amendment” or “Amendment”), is entered into among VANGUARD NATURAL GAS, LLC, a limited liability company duly formed and existing under the laws of the Commonwealth of Kentucky (f/k/a Nami Holding Company, LLC) (the “Borrower”), the lenders listed on the signature pages hereto as Lenders (the “Lenders”), and CITIBANK, N.A., as Administrative Agent and L/C Issuer.

RECITALS

A. The Borrower, the Lenders, the Administrative Agent and the L/C Issuer are parties to that certain Credit Agreement dated as of January 3, 2007, as amended by that certain First Amendment to Credit Agreement dated as of March 2, 2007, and as amended by a Borrowing Base Adjustment Letter dated as of April 1, 2007, and as amended by that certain Second Amendment to Credit Agreement dated as of April 13, 2007, and as amended by that certain Third Amendment to Credit Agreement dated as of May 4, 2007, and as amended by that certain Fourth Amendment to Credit Agreement dated as of August 30, 2007, and as amended by that certain Fifth Amendment to Credit Agreement dated as of October 5, 2007 (these seven documents are collectively referred to herein as the “Credit Agreement”).

B. The parties desire to amend the Credit Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Same Terms. All terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, all references in the Loan Documents to the “Agreement” shall mean the Credit Agreement, as amended by this Amendment, as the same shall hereafter be amended from time to time. In addition, the following terms shall have the meanings set forth below:

“Effective Date” means November 15, 2007.

“Modification Papers” means this Amendment, and all of the other documents and agreements executed in connection with the transactions contemplated by this Amendment.

2.    Conditions Precedent. The transactions contemplated by this Amendment shall be deemed to be effective as of the Effective Date, when the following conditions have been complied with to the satisfaction of the Administrative Agent, unless waived in writing by the Administrative Agent:

(a)   Sixth Amendment to Credit Agreement. This Amendment to Credit Agreement shall be in full force and effect.

(b)   Fees and Expenses. The Administrative Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys' fees and expenses) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of the Modification Papers and previously incurred under the Loan Documents.

(c)   Representations and Warranties All representations and warranties contained herein or in the documents referred to herein or otherwise made in writing in connection herewith or therewith shall be true and correct with the same force and effect as though such representations and warranties have been made on and as of this date.

3.	Amendments to Credit Agreement. On the Effective Date, the Credit Agreement shall be deemed to be amended as follows:

(a)	The Borrowing Base Utilization Grid contained in the definition of "Applicable Margin" in Section 1.01 shall be amended to read in its entirety as follows:

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	<25%	>25% <50%	>50% <75%	>75%
Eurodollar Loans	1.00%	1.25%	1.50%	1.75%
ABR Loans	.00%	.25%	.50%	.75%
Commitment Fee Rate	.25%	.30%	.375%	.375%
Letter of Credit Fee	1.00%	1.25%	1.50%	1.75%

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(b)   Section 9.04 shall be amended to read in its entirety as follows:

"Section 9.04. Dividends, Distributions and Redemptions. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders, members or partners or make any distribution of its Property to its Equity Interest holders, except

(a) the Borrower may pay a one time cash distribution to Majeed S. Nami promptly following the Effective Date consisting of up to $14,000,000 of proceeds of the Loan so long as after giving effect thereto (i) no Default has occurred and there is an unused amount of Commitments of at least $5,000,000, (ii) the Debt under the Existing Credit Agreements has been repaid in full, (iii) all amounts required to be paid pursuant to the provisions of Section 6.01(a) have been paid in full, (iv) all Swap Agreements and put option contracts required to be in effect pursuant to Section 8.16 hereof shall be in effect, and (v) all Swap Agreements to be terminated pursuant to Section 8.17 hereof have terminated and all amounts owed by NRC to the counterparties thereto have been paid in full;

(b) the Borrower may declare and pay cash distributions to its Equity Interest holders to permit such holders to pay federal and state taxes due with respect to the income of the Borrower;

(c) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock);

(d) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests;

(e) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries;

(f) after the occurrence of any Equity Event, the Borrower may make Restricted Payments to its Equity Interest holders provided that (i) no Default has occurred and is continuing or would result from the making of such Restricted Payment, and (ii) after giving effect to the application of the proceeds of such Equity Event, the Revolving Credit Exposure is less than 50% of the Borrowing Base as of the date of such Equity Event; and

(g) the Borrower may make Restricted Payments to its Equity Interest holders provided that (i) no Default has occurred and is continuing or would result from the making of such Restricted Payment, and (ii) after giving effect to such Restricted Payment, the Revolving Credit Exposure is less than 90% of the Borrowing Base as of such date."

4.	Borrowing Base. As of the Effective Date, the Borrowing Base shall be $110,500,000, and the Monthly Reduction Amount shall be $0.

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5.
Certain Representations. The Borrower represents and warrants that, as of the Effective Date: (a) the Borrower has full power and authority to execute the Modification Papers and the Modification Papers constitute the legal, valid and binding obligation of the Borrower enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and (b) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery and performance by the Borrower thereof. In addition, the Borrower represents that all representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the Effective Date (except representations and warranties that relate to a specific prior date are based upon the state of facts as they exist as of such date).

6.	No Further Amendments. Except as previously amended in writing or as amended hereby, the Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.

7.
Limitation on Agreements. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Credit Agreement or any of the Loan Documents, or (b) to prejudice any right or rights which the Administrative Agent or any Lender now has or may have in the future under or in connection with the Credit Agreement and the Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. The Modification Papers shall constitute Loan Documents for all purposes.

8.
Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

9.
Incorporation of Certain Provisions by Reference. The provisions of Section 12.09 of the Credit Agreement captioned “Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial” are incorporated herein by reference for all purposes.

10.
Entirety, Etc. This instrument and all of the other Loan Documents embody the entire agreement between the parties. THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[This space if left intentionally blank. The signature pages follow.]

The parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:	VANGUARD NATURAL GAS, LLC
f/k/a Nami Holding Company, LLC

	By:	/s/ Richard Robert
Richard Robert
Executive Vice President
and Chief Financial Officer

ADMINISTRATIVE AGENT:	CITIBANK, N.A.
as Administrative Agent

	By:	/s/ Angela McCracken
Angela McCracken
Vice President

LENDERS:	CITIBANK, N.A.

	By:	/s/ Angela McCracken
Angela McCracken
Vice President

LENDERS:	BNP PARIBAS

	By:	/s/ Betsy Jocher
Name:	Betsy Jocher
Title:	Director

By:	/s/ Polly Schott
Name:	Polly Schott
Title:	Vice President